Exhibit 99.1

MEDIAMIND TECHNOLOGIES REPORTS 2010 THIRD QUARTER RESULTS
- Company Continues to Gain Market Share and Capitalize on the Global Growth of Digital Advertising -

New York, November 8, 2010 – MediaMind Technologies Inc. (NASDAQ: MDMD), the leading independent global provider of integrated digital advertising campaign management solutions, today reported results for the third quarter ended September 30, 2010.

For the 2010 third quarter, revenues increased 16.3% to $17.7 million compared to $15.2 million in the prior-year period.  For 2010 third quarter, revenues excluding the impact of foreign currencies were $18.0 million. See the reconciliation between GAAP and non-GAAP financial measures provided in the financial data below.  Year-over-year revenue growth was attributable to the addition of new advertising customers and higher volumes of ad impressions, partially offset by softness in select markets.  Gross profit margin was 94.4% for the 2010 third quarter compared to 94.6% a year ago.  Net income for the period was $1.0 million, or $0.05 per pro-forma diluted share, compared to $1.9 million, or $0.14 per pro-forma diluted share, in the third quarter of 2009.  Pro-forma diluted share amounts give effect to the conversion of all outstanding shares of the Company’s preferred stock into shares of common stock (which occurred with the Company’s initial public offering) as of the beginning of each period presented. GAAP earnings per diluted share for the period were $0.04, compared to $0.14 per diluted share in the third quarter of 2009. Profitability for the fiscal 2010 third quarter was in-line with the Company’s expectations.

Net income for the 2010 third quarter on a non-GAAP basis was $2.3 million, or $0.12 per pro-forma diluted share, compared to $2.6 million, or $0.18 per pro-forma diluted share, in the prior-year period. Non-GAAP net income excludes non-cash share-based compensation expense, net of taxes, of approximately $1.3 million and $0.7 million, for the third quarter of 2010 and 2009, respectively.  Adjusted EBITDA for the 2010 third quarter was $2.7 million versus $3.2 million in the prior-year period. See the reconciliation between GAAP and non-GAAP financial measures provided in the financial data below.

“We delivered solid revenue growth and profitability in the third quarter of 2010, which is a seasonally slow period, as we continued to capitalize on the broader use of digital media by advertisers,” said Gal Trifon, President and CEO of MediaMind. “During the third quarter, we realized 32% growth in active advertisers and a significant increase in ad impression volumes driven by higher utilization rates, as our advertising partners increasingly rely on our comprehensive set of tools and solutions to meet their needs throughout the digital media campaign lifecycle.  We also generated a 76% increase in standard display impressions over the same period last year which is indicative of our success in building our platform customers who use MediaMind as an end-to-end solution.  Additionally, this quarter we introduced globally our latest platform iteration, MediaMind v2.0, which includes three new data driven products, that we expect to roll out in early 2011.”

Mr. Trifon continued, “Our performance in the third quarter reflected positive overall trends, however, revenue growth for the period was impacted by market-specific factors in Southern California and the U.K.  Looking ahead, we are off to an encouraging start in our fourth quarter and remain confident that our leading technology solutions, diversified client base, and broad geographic reach will enable us to continue to gain market share and capitalize on the global growth of digital advertising.”

Mr. Trifon added, “Furthermore, after the completion of our IPO this quarter, the Company has approximately $100 million in cash and investments and no debt, and is well positioned to accelerate its growth and profitability.”

For the 2010 fourth quarter, MediaMind expects to generate revenues in the range of $25 to $26 million.  Net income is expected to be in the range of $5.1 million, or $0.24 per diluted share, to $5.6 million, or $0.26 per diluted share.  Non-GAAP net income is expected to be in the range of $5.9 million, or $0.27 per non-GAAP diluted share, to $6.4 million, or $0.29 per non-GAAP diluted share.  Adjusted EBITDA is expected to be in the range of $8.8 million to $9.4 million.

Conference Call

The Company will host a conference call today at 4:30 p.m. EST to discuss third quarter results and its outlook for the fourth quarter.  To access the call, please dial 877-269-7756 (U.S.) or 201-689-7817 (international) approximately 10 minutes prior to the start of the call. The teleconference will also be available via live webcast on the investor relations portion of MediaMind's website, at http://ir.mediamind.com.  If you are unable to listen to the live teleconference, a replay will be available through November 15, 2010, and can be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (international). Callers will be prompted for replay account number 379# followed by conference ID number 360021#. An archived version of the webcast will also be available under the investor relations section of MediaMind's website at http://ir.mediamind.com.

About MediaMind

MediaMind is a leading global provider of digital advertising campaign management solutions to advertising agencies and advertisers. MediaMind provides media and creative agencies, advertisers and publishers with an integrated platform to manage campaigns across digital media channels and a variety of formats, including rich media, in-stream video, display and search. Headquartered in New York, MediaMind delivered during 2009 campaigns for approximately 7,000 brand advertisers, servicing approximately 3,350 media agencies and creative agencies across approximately 5,150 global web publishers in 55 countries throughout North America, South America, Europe, Asia Pacific, Africa and the Middle East. For more information on MediaMind, visit http://www.MediaMind.com

Use of Non-GAAP Financial Measures

We believe that Pro-forma financial measures can provide useful information to both management and investors by giving effect to the conversion of all outstanding shares of preferred stock into shares of common stock (which occurred upon our initial public offering) as of the beginning of each period presented. These measures are non-GAAP and should only be viewed in conjunction with corresponding GAAP measures.

The reconciliation between GAAP and Pro-forma financial measures is provided in the financial data below.

We believe that non−GAAP financial measures can provide useful information to both management and investors by excluding certain non−cash expenses that are not indicative of our core operating results. These measures should only be viewed in conjunction with corresponding GAAP measures.

MediaMind’s non−GAAP financial measures exclude the effect of stock−based compensation and the tax benefit resulting from it as well as the assumed conversion of shares of preferred stock into shares of common stock which occurred in connection with our recently completed initial public offering at the beginning of each period presented. The reconciliation between GAAP and non−GAAP financial measures is provided in the financial data below.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements. These statements include descriptions regarding the intent, belief or current expectations of the Company or its officers with respect to the future consolidated results of operations and financial condition of the Company, the continued global growth of digital advertising, and the Company's ability to continue to gain market share and capitalize on the anticipated global growth of digital advertising. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied in the forward-looking statements as a result of various factors and assumptions, including factors discussed under the heading “Risk Factors” in our final prospectus related to our initial public offering filed on August 12, 2010 and additional reports we file with the Securities and Exchange Commission.

Investor Contacts:
Brinlea Johnson or Jonathan Schaffer
The Blueshirt Group
T: 212.551.1453
ir@mediamind.com

Media Contact:
Alex Wellins
The Blueshirt Group
T: 415.217.5861
ir@mediamind.com

MEDIAMIND TECHNOLOGIES INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2010	2009	2010

Revenues	$15,231	$17,721	$42,643	$54,946
Cost of revenues	819	1,000	2,468	2,942

Gross profit	14,412	16,721	40,175	52,004

Operating expenses:
Research and development	1,795	2,373	5,084	6,871
Selling and marketing	9,134	11,281	25,197	32,883
General and administrative	1,448	2,359	4,587	6,215

Total operating expenses	12,377	16,013	34,868	45,969

Operating income	2,035	708	5,307	6,035
Financial income (expenses), net	528	771	(86)	294

Income before income taxes	2,563	1,479	5,221	6,329
Income taxes	618	491	1,371	1,906

Net income	1,945	988	3,850	4,423

Accretion of Preferred stock dividend preference	(483)	(243)	(1,126)	(1,292)

Net income attributable to Common stockholders	$1,462	$745	$2,724	$3,131

Net earnings per share:
Basic	0.17	0.05	0.32	0.30
Diluted	0.14	0.04	0.27	0.23

Weighted average number of shares of Common stock used in computing net earnings per share (in thousands):
Basic	8,398	13,923	8,394	10,322
Diluted	14,192	17,018	14,199	13,587

MEDIAMIND TECHNOLOGIES INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	September 30,
	2009	2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$15,363	$48,231
Short-term deposit	18,357	45,590
Restricted cash	769	1,516
Trade receivables	22,104	21,428
Other accounts receivable, prepaid expenses	1,972	3,729

Total current assets	58,565	120,494

LONG-TERM ASSETS:
Marketable securities	2,077	2,051
Deferred taxes, net	1,289	2,040
Severance pay fund	1,517	2,040
Other long-term assets	1,015	740

Total long-term assets	5,898	6,871

PROPERTY AND EQUIPMENT, NET	2,427	4,555

Total assets	$66,890	$131,920

	December 31,	September 30,
	2009	2010
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Trade payables	$1,001	$1,527
Employees and payroll accruals	4,686	4,101
Other accounts payable	4,053	3,183

Total current liabilities	9,740	8,811

LONG-TERM LIABILITIES:
Accrued severance pay and other employee accruals	2,335	3,199

Total long-term liabilities	2,335	3,199

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Stock capital:
Common stock	12	22
Series A-1 Convertible Preferred stock	2	-
Additional paid-in capital	48,450	108,808
Treasury stock at cost	(23,213)	(23,213)
Accumulated other comprehensive loss	(558)	(252)
Retained earnings	30,122	34,545

Total stockholders' equity	54,815	119,910

Total liabilities and stockholders' equity	$66,890	$131,920

Non-GAAP Financial Measures
Unaudited Reconciliation of Pro-Forma Financial Information
(in thousands, except per share data)

	Three months ended		Nine months ended		Three months ended
	September 30,		September 30,		December 31,
	2009	2010	2009	2010	2010	2010
					Min	Max
Net income attributable to Common stockholders	$1,462	$745	$2,724	$3,131	$5,100	$5,600
Accretion of Preferred stock dividend preference	483	243	1,126	1,292	-	-
Pro-forma net income	$1,945	$988	$3,850	$4,423	$5,100	$5,600

Shares used in computing GAAP basic earnings per share	8,398	13,923	8,394	10,322	18,600	18,600
Weighted average effect of the assumed conversion of convertible preferred stock as of the beginning of the period	4,359	1,943	4,359	3,542	-	-
Shares used in computing Pro-forma basic earnings per share	12,757	15,866	12,753	13,864	18,600	18,600
Shares used in computing GAAP diluted earnings per share	14,192	17,018	14,199	13,587	21,700	21,700
Weighted average effect of the assumed conversion of convertible preferred stock as of the beginning of period	-	1,943	-	3,542	-	-
Shares used in computing non−GAAP diluted earnings per share	14,192	18,961	14,199	17,129	21,700	21,700

Pro-forma basic earnings per share	0.15	0.06	0.30	0.32	0.27	0.30
Pro-forma diluted earnings per share	0.14	0.05	0.27	0.26	0.24	0.26

Note 1 - Use of Pro-forma Earnings per Share
To supplement our unaudited condensed consolidated financial statements presented on a basis consistent with GAAP, we disclose Pro-forma earnings per share. The shares used to compute Pro-forma basic and diluted earnings per share include the assumed conversion of all outstanding shares of preferred stock into shares of common stock as of the beginning of each period presented. In August 2010, in connection with the closing of our initial public offering, all of our outstanding preferred stock was converted into common stock. These Pro-forma measures are not in accordance with and do not serve as an alternative for GAAP.

Unaudited Reconciliation of Non-GAAP Net Income to Non-GAAP Earnings Per Share (Note 2)
(in thousands, except per share data)

	Three months ended		Nine months ended		Three months ended
	September 30,		September 30,		December 31,
	2009	2010	2009	2010	2010	2010
					Min	Max
GAAP net income	$1,945	$988	$3,850	$4,423	$5,100	$5,600
Stock Based Compensation	822	1,527	2,356	3,480	1,000	1,000
Tax benefit resulting from Stock Based Compensation	(149)	(263)	(416)	(608)	(200)	(200)
Non−GAAP net income	$2,618	$2,252	$5,790	$7,295	$5,900	$6,400
Pro-forma shares used in computing non−GAAP basic earnings per share	12,757	15,866	12,753	13,864	18,600	18,600
Pro-forma shares used in computing non−GAAP diluted earnings per share	14,192	18,961	14,199	17,129	21,700	21,700
Non−GAAP basic earnings per pro-forma share	0.21	0.14	0.45	0.53	0.32	0.34
Non−GAAP diluted earnings per pro-forma share	0.18	0.12	0.41	0.43	0.27	0.29

Note 2 - Use of Non-GAAP Net Income and Non-GAAP Earnings Per Share
To supplement our unaudited condensed consolidated financial statements presented on a basis consistent with GAAP, we disclose non−GAAP net income and non−GAAP earnings per share. These supplemental measures exclude (i) stock−based compensation net of resulting taxes, and (ii) give effect to the conversion of all outstanding shares of preferred stock into shares of common stock using the as−if converted method as of the beginning of each period presented. In August 2010, in connection with the closing of our initial public offering, all of our outstanding preferred stock was converted into common stock. These non−GAAP measures are not in accordance with and do not serve as an alternative for GAAP.

We believe that these non−GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non−GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non−GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non−GAAP financial measures can provide useful information to both management and investors by excluding certain non−cash expenses that are not indicative of our core operating results. Among other uses, our management uses non−GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors.

Adjusted EBITDA

Unaudited Reconciliation of GAAP Net Income to Adjusted EBITDA (Note 3)
(in thousands)

	Three months ended		Nine months ended		Three months ended
	September 30,		September 30,		December 31,
	2009	2010	2009	2010	2010	2010
					Min	Max
GAAP net income	$1,945	$988	$3,850	$4,423	$5,100	$5,600
Financial income, net	(528)	(771)	86	(294)	(200)	(200)
Income taxes	618	491	1,371	1,906	2,400	2,500
Depreciation	319	508	896	1,350	500	500
Stock Based Compensation	822	1,527	2,356	3,480	1,000	1,000
Adjusted EBITDA	$3,176	$2,743	$8,559	$10,865	$8,800	$9,400

Note 3 - Use of Adjusted EBITDA

Adjusted EBITDA is a metric used by management to measure operating performance. EBITDA represents net income before financial income, net, income tax expense and depreciation. We do not have any amortization expense. Adjusted EBITDA represents EBITDA excluding non-cash stock-based compensation expense. We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting financial income, net), tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), and the impact of non-cash stock-based compensation expense. Because Adjusted EBITDA facilitates internal comparisons of operating performance on a more consistent basis, we also use Adjusted EBITDA in measuring our performance relative to that of our competitors. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Note 4 - Revenues excluding the impact of foreign currencies
Revenues excluding the impact of foreign currencies is a metric used by management to compare performance over periods. In order to compare 2010 third quarter revenue to prior period, we calculated 2010 revenue on an as-if basis, using 2009 exchange rates.  The foreign currency impact for 2010 third quarter totaled to $0.3 million.

Management believes the presentation of revenues excluding the impact of foreign currencies indicates underlying business performance before taking into account currency exchange fluctuations.